Exhibit 11.1

                    TRITON ENERGY LIMITED AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER ORDINARY SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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

                                                                    THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                ------------------------------
                                                                               1996      1995
                                                                --------------------  --------

PRIMARY COMPUTATION:
Earnings (loss) from continuing operations                      $            11,351   $  (353)
Dividends on preference shares                                                 (772)     (449)
                                                                --------------------  --------
Earnings (loss) from continuing operations
   applicable to ordinary shares                                             10,579      (802)
Loss from discontinued operations                                               ---    (1,202)
                                                                --------------------  --------

Net earnings (loss) applicable to ordinary shares               $            10,579   $(2,004)
                                                                --------------------  --------

Shares:
Average number of ordinary shares outstanding                                35,410    34,984
Additional shares assuming conversion of
   stock options and convertible debentures                                   1,213       145
                                                                --------------------  --------
Average ordinary and equivalent shares outstanding                           36,623    35,129
                                                                --------------------  --------

PRIMARY EARNINGS (LOSS) PER ORDINARY SHARE:
Continuing operations                                           $              0.29   $ (0.02)
Discontinued operations                                                         ---     (0.04)
                                                                --------------------  --------
Net earnings (loss)                                             $              0.29   $ (0.06)
                                                                --------------------  --------

FULLY DILUTED COMPUTATION:*
Earnings (loss) from continuing operations                      $            11,351   $  (353)
Net interest expense related to convertible debt                                196       205
                                                                --------------------  --------
Adjusted earnings (loss) from continuing operations
   applicable to ordinary shares                                             11,547      (148)
Loss from discontinued operations                                               ---    (1,202)
                                                                --------------------  --------
Net earnings (loss) applicable to ordinary shares as adjusted   $            11,547   $(1,350)
                                                                --------------------  --------

Shares:
Average number of ordinary shares outstanding                                35,410    34,984
Additional shares assuming conversion of:
Stock options and convertible debentures                                      1,304       193
Preference shares                                                               257       522
Convertible debt                                                                556       556
                                                                --------------------  --------
Average ordinary and equivalent shares
   outstanding as adjusted                                                   37,527    36,255
                                                                --------------------  --------

FULLY DILUTED EARNINGS (LOSS) PER ORDINARY SHARE:
Continuing operations                                           $              0.31   $ (0.01)
Discontinued operations                                                         ---     (0.03)
                                                                --------------------  --------
Net earnings (loss)                                             $              0.31   $ (0.04)
                                                                --------------------  --------

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*This calculation is submitted in accordance with Regulation S-K item
 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.